SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Xenomics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XENOMICS, INC.

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

April 4, 2006
at 11:00 a.m.

Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017

XENOMICS, INC.
420 LEXINGTON AVENUE, SUITE 1701
NEW YORK, NEW YORK 10170

February 28, 2006

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the "Meeting") of Xenomics, Inc., which will be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017 on Tuesday, April 4, 2006, at 11:00 am Eastern Daylight Time. Details of the business to be conducted at the Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote over the Internet, by telephone, or by returning your proxy card by mail. The proxy statement explains more about proxy voting. Please read it carefully.

I look forward to meeting those of you who will be able to attend the Meeting, and I appreciate your continued support of our company.

Sincerely,

L. David Tomei Co-Chairman of the Board of Directors, Chief Executive Officer and President

XENOMICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 4, 2006

To our Stockholders:

The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Xenomics, Inc. (the "Company") will be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017, on Monday, April 4, 2006, beginning at 11:00 a.m. Eastern Daylight Time, to consider the following proposals:

1.
To elect five directors to the Company’s Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified or until their earlier resignation or removal (Proposal No. 1);

2.
To amend the Company’s 2004 Stock Option Plan (the “Plan”) to increase the number of shares of common stock of the Company which are reserved for issuance under the Plan from 5,000,000 shares to 12,000,000 shares (Proposal No. 2);

3.	To adopt the Company’s 2005 Directors Stock Option Plan (Proposal No. 3); and

4.	To consider and transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS SHAREHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about February 28, 2006, to all stockholders entitled to vote at the Annual Meeting. If you were a stockholder of record of the Company’s common stock (XNOM: OTCBB) on February 7, 2006, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We thank you for your cooperation in returning your proxy as promptly as possible.

By Order of the Board of Directors

L. David Tomei
Co-Chairman of the Board of Directors, Chief Executive Officer and President

New York, New York
February 28, 2006

IMPORTANT

The return of your signed proxy as promptly as possible will greatly facilitate arrangements for the Annual Meeting. No postage is required if the proxy is returned in the envelope enclosed for your convenience and mailed in the United States. If you received a proxy card with a website address and voting codes, we urge you to vote on the Internet at www.votestock.com or telephonically toll-free at 1-866-626-4508 to ensure that your vote is recorded without mail delays. If you vote by telephone or the Internet you do not need to return the proxy card.

Please SIGN, DATE, and RETURN the enclosed proxy or submit your proxy by telephone or the Internet immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Xenomics, Inc. ( the "Company") to be voted at the Annual Meeting of stockholders which will be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017, on Tuesday, April 4, 2006 beginning at 11:00 a.m. Eastern Daylight Time, and at any postponements or adjournments thereof on.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	What is the purpose of the Annual Meeting?

A:
At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including the election of directors, approval of an amendment to the Company’s 2004 Stock Option Plan (the “Plan”) increasing the number of shares which are reserved for issuance under the Plan and adopting the Company’s 2005 Directors Stock Option Plan. In addition, management will report on the performance of the Company during fiscal year 2005 and respond to questions from stockholders.

Q:	Who is entitled to vote at the meeting?

A:	Stockholders of record at the close of business on February 7, 2006, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of that record date, the Company had outstanding and entitled to vote 18,604,300 shares of common stock. The common stock is the only class of stock of the Company that is outstanding and entitled to vote at the Annual Meeting. If you were a stockholder of record of common stock on that record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of the Company’s common stock will be entitled to one vote on each matter. Stockholders who own shares registered in different names or at different addresses will receive more than one proxy card. You must sign and return each of the proxy cards received to ensure that all of the shares owned by you are represented at the Annual Meeting.

Q:	Who can attend the meeting?

A:	Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10:00 a.m., and seating will begin at 10:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:	Why is the Company soliciting proxies?

A:	Because many of the Company's stockholders are unable to personally attend the Annual Meeting, the Board of Directors of the Company (the "Board" or the "Board of Directors") solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the Proxy is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card.

Q:	What constitutes a quorum?

A:	The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and on the record date will constitute a quorum permitting the meeting to conduct its business. As noted above, as of the record date, 18,604,300 shares of the Company’s common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 9,302,150 votes will be required to establish a quorum. If you submit a properly executed proxy card, even if you abstain from voting or if you withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum and for purposes of determining voting power present. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter.

Q:	How do I vote?

A:	The Company is offering you four methods of voting.

•	You may indicate your vote on the enclosed proxy card, sign and date the card, and return the card in the enclosed prepaid envelope.

•	You may vote by telephone by calling the toll free number that appears on the enclosed proxy card and following the instructions given.

•	You may vote via the Internet by following the instructions provided on the enclosed proxy card.

•	You may attend the meeting and vote in person.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed Proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	Can I vote by telephone or electronically?

A:
If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in "street name," please check your Proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Please follow the voting instructions on the enclosed proxy card.

The deadline for voting by telephone or electronically is 5:00 p.m. (Eastern Daylight Time) on April 3, 2006.

Q:	Can I change my vote after I return my proxy card?

A:	A proxy may be revoked by giving the Secretary of the Company written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may revoke a proxy at the meeting. Attendance at the meeting will not, by itself, revoke a proxy.

Q:	What are the Board's recommendations?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see page 5);

•	for approval of an amendment of the Company’s 2004 Stock Option Plan increasing the number of shares reserved for issuance under the Plan from 5,000,000 to 12,000,000 (see page 8); and

•	for adoption of the Company’s 2005 Directors Stock Option Plan (see page 10).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	What vote is required to approve each item?

A:	The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders at the Annual Meeting. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum. Approving the increase in the number of shares reserved for issuance under the Company’s 2004 Stock Option Plan and adopting the Company’s 2005 Directors Stock Option Plan will require the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Mr. Christoph Bruening, a current director, has informed the Company that he will not stand for re-election to the Board. Dr. V. Randy White, the Company’s former Chief Executive Officer and a current director, has not been re-nominated and is not a director nominee.

Information With Respect to Director Nominees

Listed below are the nominees for directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past five years. Such information has been furnished to the Company by the director nominees:

Name	Age	Positions
Gabriele M. Cerrone	33	Co-Chairman of the Board
L. David Tomei, Ph.D.	60	Co-Chairman of the Board, Chief Executive Officer, President and President, SpaXen Italia, srl
Samuil Umansky, M.D., Ph.D.	63	Chief Scientific Officer and Director
John P. Brancaccio.	57	Director
Donald H. Picker, Ph.D	59	Director

Gabriele M. Cerrone Mr. Cerrone has served as Co-Chairman of the Board of Directors since July 8, 2005 and a consultant since June 2005. Subsequent to July 2004 and prior to becoming a consultant, Mr. Cerrone, without compensation, assisted the Board in recruiting management, acted as an intermediary between the Company and the Spallanzani National Institute for Infectious Diseases in connection with the establishment of the SpaXen joint venture, assisted the Company in establishing its lab facilities in the U.S. and Italy, attended Board meetings as an observer at the invitation of the Board and introduced the Company to various parties with whom the Company may enter into strategic relationships with in the future. From March 1999 to January 2005, Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. Prior to such affiliation, Mr. Cerrone held the position of Managing Director of Investments at Barrington Capital, L.P., a merchant bank, between March 1998 and March 1999. Between May 2001 and May 2003, Mr. Cerrone served on the board of directors of SIGA Technologies, Inc. Mr. Cerrone currently serves as Chairman of the Board and a consultant to Callisto Pharmaceuticals, Inc., a biotechnology company. Mr. Cerrone was appointed Chairman of the Board of FermaVir Pharmaceuticals, Inc. in August 2005, a company whose common stock is quoted on the OTCBB, and serves as a consultant. FermaVir (formerly Venus Beauty Supply, Inc.) acquired FermaVir Research, Inc. in August 2005 and, through FermaVir Research, is engaged in the research and development of anti-viral compounds targeting shingles and other viral infections. Mr. Cerrone is the sole managing partner of Panetta Partners Ltd., a Colorado limited partnership, that is a private investor in real estate and public and private companies engaged in biotechnology and other areas. Panetta Partners owns more than 5% of the Company’s outstanding common stock, and also beneficially owns approximately 17.49% of the outstanding stock of FermaVir Pharmaceuticals, Inc. as of February 24, 2006.

L. David Tomei, Ph.D. Dr. Tomei, one of the Company’s founders, has served as Co-Chairman of the Board of Directors since July 2, 2004 and was appointed Chief Executive Officer and President on February 23, 2006. In 1998, Dr. Tomei co-founded Xenomics, a California corporation (previously known as Diagen, Inc.) and was its Chairman until its acquisition by us on July 2, 2004. From August 1998 to January 1999, Dr. Tomei lectured as a Visiting Professor at the University of Rome, Italy. From September 1992 until April 1998, Dr. Tomei served in various capacities with LXR Biotechnology, Inc., a company of which he was one of the founders, including Chief Executive Officer from November 1995 until April 1998 and Chairman of the Board of Directors from August 1997 to April 1998. Dr. Tomei graduated from Canisius College (1968) and received his Master's of Science (1971) in Biochemistry, and Doctorate in Molecular Pharmacology (1974) from the Roswell Park Cancer Institute Division of SUNY. From 1973 to 1975, he headed the FMD virus vaccine R&D laboratory at the Plum Island Animal Disease Laboratory (USDA, ARS). Dr. Tomei was a scientist at Roswell Park and The Ohio State University Cancer Center through 1992. Dr. Tomei has published over 140 scientific papers, two books (Cold Spring Harbor Laboratory Press), and holds 16 U.S. patents in the fields of biotechnology and optical design and engineering. He organized the first International Conference on Apoptosis held at Cold Spring Harbor,

1991, and, together with Luc Montagnier, organized the First International Conference on Apoptosis and AIDS held in Paris, 1994.

Samuil R. Umansky, M.D., Ph.D. Dr. Umansky, one of the Company’s founders, has served as Chief Scientific Officer and Director of the Company since July 2, 2004, and President from July 2, 2004 to February 23, 2006. Dr. Umansky co-founded Xenomics with Dr. Tomei in 1998. From August 1997 to August 1999, Dr. Umansky was the Chief Scientific Officer of LXR Biotechnology, Inc. From January 1996 to 1997 he was LXR’s Vice President of Molecular Pharmacology and prior thereto, he was LXR’s Director of Cell Biology. Dr. Umansky graduated from Kiev Medical School (USSR) in 1964. In 1968 he received a Ph.D. and in 1975 a Dr.Sci. in radiobiology from IBP. From 1968 to 1993 Dr. Umansky was a professor at IBP. He was among the very first scientists to begin studies of apoptosis, or programmed cell death. He performed pioneering studies on DNA degradation in dying cells and proposed a hypothesis on the existence of a genetic cell death program, its evolutionary origin and role in carcinogenesis, concepts that more recently have become widely accepted. In 1987, for achievements on the investigation of radiation induced cell death, Dr. Umansky was awarded the Soviet State Prize, the highest scientific honor awarded to a scientist in the Soviet Union. He is a co-founder of the USSR Radiobiological Society.

John P. Brancaccio. Mr. Brancaccio was appointed a director of the Company on December 1, 2005. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an accelerator for the development of medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Alfacell Corporation, Callisto Pharmaceuticals, Inc. and FermaVir Pharmaceuticals, Inc.

Donald H. Picker, Ph.D. Dr. Picker was appointed a director of the Company on July 2, 2004. He has served as Executive Vice President, R&D of Callisto Pharmaceuticals, Inc. since April 2004. From May 2003 until April 2004, Dr. Picker served as Senior Vice President, Drug Development of Callisto. Dr. Picker was Chief Executive Officer and President of Synergy Pharmaceuticals Inc. and a member of its board of directors from 1998 to April 2003. From 1996 to 1998, Dr. Picker was President and Chief Operating Officer of LXR Biotechnology Inc. From 1991 to 1996, he was Senior Vice President of Research and Development at Genta Inc.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The Board of Directors oversees the Company’s business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that the Company sends them and by participating in Board and committee meetings.

During fiscal year 2005, the Board of Directors held 2 meetings. The Board also approved certain actions by unanimous written consent.

The Board of Directors has standing Audit and Compensation Committees. Information concerning the membership and function of each committee is as follows:

Name	Audit Committee	Compensation Committee
Gabriele M. Cerrone
L. David Tomei, Ph.D
V. Randy White, Ph.D.
Samuil Umansky, M.D., Ph.D.
Christoph Bruening
John P. Brancaccio	*	*
Donald H. Picker, Ph.D	*	*

Audit Committee. The Audit Committee's responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The audit committee currently consists of John Brancaccio and Donald Picker. Our Board has determined that each of Mr. Brancaccio and Mr. Picker is "independent" as that term is defined under applicable SEC rules. Mr. Brancaccio has been identified by the Board as the audit committee financial expert. During fiscal 2005, the Audit Committee held 1 meeting primarily because the Company only acquired Xenomics, a California corporation in July 2004 and the Audit Committee was constituted in October 2004. The Audit Committee Charter is posted on the Company’s web site at www.xenomics.com and is included as Appendix A to this Proxy Statement.

Compensation Committee. The Company has a compensation committee consisting of John Brancaccio and Donald Picker. The compensation committee reviews, and makes recommendations to the Board of Directors regarding, the compensation and benefits of the Company’s Chief Executive Officer and other executive officers. The compensation committee also administers the issuance of stock options and other awards under our stock plan and establishes and reviews policies relating to the compensation and benefits of our employees. During fiscal 2005, the Compensation Committee held 1 meeting primarily because the Company only acquired Xenomics, a California corporation in July 2004 and the Compensation Committee was constituted in October 2004. The Compensation Committee Charter is posted on the Company’s web site at www.xenomics.com.

On December 1, 2005, Dr. Thomas Adams resigned from the Board for personal reasons. Dr. Adams was a member of the Audit and Compensation Committees.

Nomination of Directors

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

•	the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Board of Directors also takes into account when considering whether to nominate a potential director candidate the following factors:

•	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•	whether the person would qualify as an "independent" director under the under the Rules and Regulations of the Securities and Exchange Commission, as in effect at that time;

•	the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

•	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Board of Directors will consider director candidates recommended by any stockholder provided such recommendations are submitted in accordance with the procedures set forth below.

In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors has determined that stockholders who wish to recommend director candidates for consideration must comply with the following:

•	the recommendation must be made in writing to the Corporate Secretary, Xenomics, Inc., 420 Lexington Avenue, Suite 1701, New York, New York 10170;

•
the recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person's ownership of the Company's common stock;

•	the recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional

•
references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references; and

•	a statement from the stockholder nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the Rules and Regulations of the Securities and Exchange Commission, as in effect at that time.

All candidates submitted by stockholders will be evaluated according to the criteria discussed above and in the same manner as all other director candidates.

Directors Compensation

All of our non-employee and non-consultant directors were granted 60,000 non-qualified stock options each with an exercise price of $1.80 per share vesting over a period of 3 years. In December 2005, the Board approved a directors compensation schedule pursuant to which each of our non-employee and non-consultant directors, upon re-election to the Board, will receive an annual grant of 12,000 options vesting over three years having an exercise price equal to the fair market value of the common stock on the date of grant. In addition, non-employee and non-consultant directors will receive an annual grant of options with an exercise price equal to the fair market value of the common stock on the date of grant for serving on Board committees which will vest in one year. Chairpersons of each of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee receive 10,000, 5,000 and 3,000 stock options, respectively, and members of such committees receive 6,000, 3,000 and 1,500 stock options, respectively.

Non-employee and non-consultant directors also receive an annual cash fee of $10,000 as well as cash compensation for serving on board committees. Chairpersons of each of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee receive $10,000, $4,000 and $3,000, respectively, and members of such committees receive $7,000, $3,000 and $1,500, respectively.

Proposal No. 3 relates to the approval of a 2005 Directors Stock Option Plan for non-employee and non-consultant directors.

Code of Business Conduct and Ethics

The Company has adopted a formal Code of Business Conduct and Ethics applicable to all Board members, executive officers and employees. A copy of the Code of Business Conduct and Ethics can be found as Exhibit 14 to the Company’s Form 10-KSB filed on May 17, 2005.

Stockholder Communication with the Board of Directors

Communications to the Board of Directors, the non-management directors or any individual director may be sent to the Corporate Secretary, c/o Xenomics, Inc., 420 Lexington Avenue, Suite 1701, New York, New York 10170.

Section 16(a) Beneficial Ownership Reporting Compliance

During fiscal 2005, the Company’s common stock was not registered under Section 12 of the Securities Exchange Act of 1934, as amended, and therefore its executive officers, directors and ten percent or more beneficial holders of its common stock were not subject to Section 16(a).

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE XENOMICS, INC. 2004 STOCK OPTION PLAN (THE “PLAN”) TO INCREASE
THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY WHICH ARE RESERVED FOR ISSUANCE UNDER THE PLAN
FROM 5,000,000 SHARES TO 12,000,000 SHARES

In June 2004 the Company adopted the Xenomics, Inc. 2004 Stock Option Plan, as amended (the "Plan"). The Company relies on incentive compensation in the form of stock options to retain and motivate directors, executive officers, employees and consultants. Incentive compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers employees and consultants, to encourage them to remain with us and to enable them to develop and maintain an ownership position in its common stock.

A total of 5,000,000 shares have been reserved for issuance under the Plan. As of January 31, 2006, options for 6,655,000 shares were outstanding under the Plan. 1,655,000 of such options have been granted subject to the approval of the Company’s stockholders of an increase in the number of shares that can be granted under the Plan. The Board of Directors believes that an increase in the number of shares reserved for issuance under the Plan from 5,000,000 shares to 12,000,000 shares will provide the Company with greater flexibility to provide long-term incentives to directors, executive officers and other employees. The Board of Directors approved this amendment on January 16, 2006 and directed that such amendment be submitted for the approval of the stockholders at the annual meeting.

New Plan Benefits

Set forth below is information on option grants under the Plan to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. Such options have been granted subject to stockholder approval of an increase in the number of shares that can be granted under the Plan.

2004 Stock Option Plan

Name and Position	Number of Options

L. David Tomei, Co-Chairman, Chief Executive Officer and President	255,000
Gabriele M. Cerrone, Co-Chairman	240,000
V. Randy White, former Chief Executive Officer and Director	175,000
Samuil Umansky, Chief Scientific Officer and Director	225,000
Hovsep Melkonyan, Vice President, Research	75,000
Executive Officers as a Group	895,000
Non-Executive Officer Directors as a Group	454,000
Non-Executive Officer Employees as a Group	181,000

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE PURSUANT TO THE XENOMICS, INC. 2004 STOCK OPTION PLAN.

PROPOSAL NO. 3

APPROVAL OF THE 2005 DIRECTORS STOCK OPTION PLAN

At the Annual Meeting, the Company's stockholders are being asked to approve the 2005 Directors Stock Option Plan ("2005 Directors Plan"). The Board has unanimously approved the 2005 Directors Plan and has directed that it be submitted for the approval of the stockholders at the annual meeting. The 2005 Directors Plan will become effective on the date of shareholder approval (the "Effective Date").

The purpose of the 2005 Directors Plan is to enhance the Company’s ability to attract and retain highly qualified directors who are not employees or consultants of the Company or any of parent, subsidiary or affiliate of the Company (an “Outside Director”) through the use of equity incentives. The Board believes that adoption of the new 2005 Directors Plan is in the best interests of the Company because it believes that the 2005 Directors Plan will help enable the Company to provide equity participation to attract and retain Outside Directors of outstanding ability. In this regard the Company notes that recent legislation, stock exchange requirements and case law have increased the importance to the Company of having qualified independent directors. However, these changes have also increased the obligations, risks and time commitment of directors of public companies such as the Company, making it even more important for the Company to be able to offer equity incentives to attract and retain qualified Outside Directors.

The following description of the 2005 Directors Plan is only a summary of the important provisions of the 2005 Directors Plan and does not contain all of the terms and conditions of the 2005 Directors Plan. A copy of the 2005 Directors Plan is attached to this Proxy Statement as Appendix B.

What Is the Purpose of the 2005 Directors Plan?

The purpose of the 2005 Directors Plan is to help the Company attract and retain directors. In addition, the Company expects to benefit from the added interest that the awardees will have in the Company's welfare as a result of their ownership or increased ownership of the Common Stock. For the foregoing reasons, the Board of Directors has unanimously approved the 2005 Directors Plan and has directed that such plan be submitted for the approval of the stockholders at the annual meeting.

What Types of Awards Can be Granted Under the 2005 Directors Plan?

Awards authorized under the 2005 Directors Plan shall consist of options to purchase shares of the common stock. Such awards may be subject to forfeiture in the event of premature termination of engagement, failure to meet certain performance objectives, or other conditions, as may be determined by the Board of Directors.

Each award described above is sometimes referred to in this Proxy Statement as an "Award", and all such awards are sometime collectively referred to in this Proxy Statement as "Awards" and individuals receiving Awards are sometimes referred to as "Awardees".

How Will the 2005 Directors Plan Be Administered?

The 2005 Directors Plan will be administered by the Compensation Committee. Subject to the express terms and conditions of the 2005 Directors Plan, the Compensation Committee will have full power to make Awards, to construe or interpret the 2005 Directors Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. Except as otherwise provided in the 2005 Directors Plan, the Compensation Committee may also determine which persons shall be granted Awards, the nature of the Awards granted, the number of shares subject to Awards and the time at which Awards shall be made. Such determinations will be final and binding.

How Much Stock Will Be Available Under the 2005 Directors Plan?

The only class of stock subject to an Award is Common Stock. The maximum number of shares of Common Stock issuable upon exercise of options with respect to which Awards may be granted is 1,000,000 shares; however, this number is subject to adjustment in the event of a recapitalization, reorganization or similar event.

Shares shall consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares represented by Awards that are cancelled, forfeited, terminated or expired will again be available for grants and issuance under the 2005 Directors Plan.

Who Is Eligible to Participate in the 2005 Directors Plan?

Persons eligible for Awards under the 2005 Directors Plan will be limited to Directors of the Company who are not employees or consultants of the Company. The Compensation Committee will select who will receive Awards and the amount and nature of such Awards.

What Happens If the Number of Outstanding Shares Changes Because of a Merger, Consolidation, Recapitalization or Reorganization?

In the event that the outstanding shares of Common Stock are increased, decreased or changed or converted into other securities by reason of merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend or other change in the corporate structure affecting the stock, the number of shares that may be delivered under the 2005 Directors Plan and the number and/or the purchase price of shares subject to outstanding Awards under the 2005 Directors Plan shall be adjusted at the sole discretion of the Compensation Committee to the extent that the Compensation Committee determines to be appropriate

When Will the 2005 Directors Plan Terminate?

The 2005 Directors Plan will shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the 2005 Directors Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, but the Board of Directors may terminate the 2005 Directors Plan at any time prior to that date and Awards granted prior to such termination may extend beyond such date. Termination of the 2005 Directors Plan will not alter or impair, without the consent of the Awardee, any of the rights or obligations of any Award made under the 2005 Directors Plan.

What Changes Can the Board Make to the 2005 Directors Plan?

The Board may from time to time alter, amend, suspend or discontinue the 2005 Directors Plan. However, no such action of the Board may alter the provisions of the 2005 Directors Plan so as to alter any outstanding Awards to the detriment of the Awardee or participant without such participant's or Awardees consent, and no amendment to the 2005 Directors Plan may be made without stockholder approval if such amendment would materially increase the benefits to the Awardees or the participants in the 2005 Directors Plan, materially increase the number of shares issuable under the 2005 Directors Plan, extend the terms of the 2005 Directors Plan or the period during which Awards may be granted or exercised or materially modify requirements as to eligibility to participate in the 2005 Directors Plan.

What Are the Important Provisions of the Plan With Respect to Each Type of Award?

Grant. The Compensation Committee may, at its discretion, award options to purchase shares of common stock to a recipient (the "Option Awards"). The Option Awards will be issued pursuant to an agreement between the Company and the Awardee. Each recipient of an Option Award upon exercise of the option will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares.

In the event of a participant's retirement, permanent disability or death, or in cases of special circumstances, the Board of Directors may waive any or all of the remaining restrictions and limitations imposed under the 2005 Directors Plan with respect to any Awards.

Restrictions on Transferability. These options and shares of stock underlying the options may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as any stated restrictions lapse. The Compensation Committee, in its absolute discretion, may impose such restrictions on the transferability of the Awards granted in this 2005 Directors Plan as it deems appropriate. Any such restrictions shall be set forth in the Agreement with respect to such Awards and may be referred to on the certificates evidencing shares issued pursuant to any such Award. Shares of restricted stock will be evidenced by a certificate that bears a restrictive legend.

What are the U.S. Federal Income Tax Consequences of the 2005 Directors Plan?

The following discussion is a summary of the U.S. Federal income tax consequences to recipients of Awards and to us with respect to Awards granted under the 2005 Directors Plan. The 2005 Directors Plan is not qualified under Section 401(a) of the Code.

Stock awarded to an Awardee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeit ability) imposed by the Board of Directors. In general, the receipt of stock with restrictions will not result in the recognition of income by an Awardee until such time as the shares are either not forfeitable or are freely transferable. Upon the lapse of such restrictions, the Awardee will be required to include as ordinary income the difference between the amounts paid for the stock, if any, and the fair market value of such stock on the date the restrictions lapse and the Company will be entitled to a corresponding deduction. In addition, any dividends paid with respect to the stock prior to the lapse of the restrictions will be treated as compensation income by the Awardee and will be deductible by the Company. Awardees receiving Stock Awards may elect to include the value of such stock (less any amounts paid for such stock) as ordinary income at the time the Award is made. Awardees making this election would treat any gain or loss realized on a sale of the stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the stock pursuant to the restrictions imposed by the Board of Directors.

In view of the complexity of the tax aspects of transactions involving the grant and exercise Awards, and because the impact of taxes will vary depending on individual circumstances, each Awardee receiving an Award under the 2005 Directors Plan should consult their own tax advisor to determine the tax consequences in such Awardee's particular circumstances.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2005 DIRECTORS PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial statements of the Company, the qualifications, independence and performance of the Company’s independent registered public accountants, the performance of the Company’s internal audit function and compliance by the Company with legal and regulatory requirements.

The Audit Committee is comprised solely of "independent" directors as that term is defined under applicable SEC rules. The Audit Committee annually reviews and assesses the adequacy of its charter in order to insure early or timely compliance with statutory, regulatory, listing and other requirements applicable to the Company.

The Audit Committee has received from the independent registered public accountants a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent registered public accountants the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks.

The Audit Committee has discussed and reviewed with the independent registered public accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial statements.

The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended January 31, 2005, with management and the independent registered public accountants. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accountants have the responsibility for the examination of those statements.

Based on the above review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Donald Picker

The information contained in the above Audit Committee Report shall not be deemed “ soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference into such filings.

Principal Accountant Fees and Services

Audit Fees.

The aggregate fees billed and unbilled for the fiscal years ended January 31, 2005 and 2004 for professional services rendered by the Company’s principal accountants for the audits of its annual financial statements and the review of its financial statements included in the Company’s quarterly reports on Form 10-QSB were approximately $28,271 and $8,000, respectively.

Audit-Related Fees.

There were no aggregate fees billed for the fiscal years ended January 31, 2005 and 2004 for assurance and related services rendered by the Company’s principal accountants related to the performance of the audit or review of its financial statements.

Tax and Other Fees.

There were no aggregate fees billed for the fiscal years ended January 31, 2005 and 2004 as there were no tax related or other services rendered by the Company’s principal accountants in connection with the preparation of its federal and state tax returns.

Policy on Audit Committee Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services of the Independent Registered Public Accountants

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by the Company’s principal accountants on a case-by-case basis. The Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by the Company’s principal accountants. The Audit Committee pre-approves these services by category and service. The Audit Committee has pre-approved all of the services provided by the Company’s principal accountants.

OTHER INFORMATION

Share Ownership by Principal Stockholders and Management

The following table indicates beneficial ownership of the Company’s common stock as of February 24, 2006 by:

•	Each person or entity known by the Company to beneficially own 5% or more of the outstanding shares of our common stock;

•	Each of the Company's executive officers and directors; and

•	All of the Company's executive officers and directors as a group.

Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless other indicated, the address of each beneficial owner listed below is c/o Xenomics, Inc., 420 Lexington Avenue, Suite 1701, New York, New York 10170.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned (1)
Executive officers and directors:

Gabriele M. Cerrone Co-Chairman of the Board	2,005,858 (2)	10.2

L. David Tomei Co-Chairman of the Board, Chief Executive Officer and President	1,950,860 (3)	9.9

Frederick Larcombe Chief Financial Officer and Secretary	0

Samuil Umansky Chief Scientific Officer and Director	1,898,309 (4)	9.7

Hovsep Melkonyan Vice President, Research	1,023,803 (5)	5.3

V. Randy White Director	300,000 (6)	1.6

Christoph Bruening Director	115,000	*

Donald Picker Director	170,000 (7)	*

John P. Brancaccio Director	0

All Directors and Executive Officers as a group (9 persons)	7,463,830 (8)	32.8

5% or greater stockholders:

Panetta Partners, Ltd.	955,858 (9)	5.1

* less than 1%

(1)   Applicable percentage ownership as of February 24, 2006 is based upon 18,604,300 shares of common stock outstanding. Beneficial ownership is determined in accordance with Item 403 of Regulation S-B. Under Item 403, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges ("Purchase Rights") are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such Purchase Rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. "Beneficial ownership" under Item 403 includes all shares over which a person has sole or shared dispositive or voting power whether or not such person has a pecuniary interest in such shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)   Consists of 1,050,000 shares issuable upon exercise of stock options owned by Gabriele M. Cerrone and 955,858 shares of common stock owned by Panetta Partners, Ltd. Mr. Cerrone is the sole managing partner and control person of Panetta Partners, Ltd. and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities.

(3)   Includes 1,012,500 shares issuable upon exercise of stock options.

(4)   Includes 1,012,500 shares issuable upon exercise of stock options.

(5)   Includes 675,000 shares issuable upon exercise of stock options.

(6)   Consists of 300,000 shares issuable upon exercise of stock option.

(7)   Includes 75,000 shares issuable upon exercise of stock options.

(8)   Includes 4,125,000 shares issuable upon exercise of stock options.

(9)   These shares are also included in the reported beneficial ownership of one of the Company's Co-Chairman. See Note 2 above.

The beneficial ownership table above does not give effect to a voting agreement dated June 24, 2004 among L. David Tomei, Co-Chairman, Chief  Executive Officer and President, Samuil Umansky, Chief Scientific Officer, Hovsep Melkonyan, Vice President, Research, Anatoly Lichtenstein and Kathryn Wilkie (collectively, the “Xenomics Shareholders”), Panetta Partners Ltd., an affiliate of Gabriele M. Cerrone, the Company's Co-Chairman, Hawkeye Incubator Ltd., Etruscan Mobilia Investments, Ltd. and Lazio Bioventure Ltd. (collectively, the “Original Shareholders”) and Christoph Bruening, a director, Fimi, SPA, Blenton Management, Roffredo Gaetani, Nicola Granato, R. Merrill Hunter, Mike Wilkins, and Fossil Ventures LLC (collectively, the “Investors”) pursuant to which so long as the Xenomics Shareholders own an aggregate 752,667 shares of common stock of our company, such Xenomics Shareholders shall have the right to (i) designate 1/3 of the members of the Board of Directors if the number of directors on the Board is more than 7, (ii) designate 2 directors if the number of directors on the Board is between 5 and 7 or (iii) designate 1 director if the number of directors on the Board is less than 5. Messrs. Tomei and Umansky were designated by the former holders of Xenomics Sub shares, to serve as directors pursuant to the voting agreement. The voting agreement, which also provides that Mr. Tomei and Mr. Cerrone serve as co-chairmen of the Board, will terminate upon the earlier of (a) the adjudication by a court of competent jurisdiction that the Company is bankrupt or insolvent, (b) the filing of a certificate of dissolution by the Company, (c) upon the written consent of the Company and a majority of the Xenomics Shareholders, (d) upon the listing of the Company's shares of common stock on Nasdaq or a national securities exchange, or (e) June 15, 2007.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth certain information concerning compensation paid to the Company's Chief Executive Officer and its four most highly paid executive officers (the "Named Executive Officers") whose total annual salary and bonus for services rendered in all capacities for the year ended January 31, 2005 was $100,000 or more.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation
V. Randy White, Ph.D, former Chief Executive Officer (1)	2005	$62,019	$—	$—

(1) Dr. White became Chief Executive Officer on September 3, 2004 and left the Company as Chief Executive Officer on February 23, 2006 to pursue other interests.

For the year ended January 31, 2005, no other executive officer had total annual salary and bonus for $100,000 or more. Prior to the acquisition of Xenomics on July 2, 2004, Xenomics never paid compensation to its executive officers.

Option Grants in Fiscal Year 2005

The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended January 31, 2005.

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price Per Share	Expiration Date
V. Randy White, Ph.D, former Chief Executive Officer	1,425,000	26.2%	$2.25	9/13/2014

Aggregated Option Exercises in Fiscal Year 2005 and Year End Option Values

The following table provides certain information with respect to the Named Executive Officers concerning the exercise of stock options during the fiscal year ended January 31, 2005 and the value of unexercised stock options held as of such date.

	Number of Shares Underlying Options at January 31, 2005		Value of Unexercised In the Money Options at January 31, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable (1)
V. Randy White, Ph.D, former Chief Executive Officer	—	1,425,000	—	$2,493,750

During the fiscal year ended January 31, 2005, no options were exercised.

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying common stock using the closing price on the OTC Bulletin Board of $4.00 per share on January 31, 2005.

Employment Agreements

On February 14, 2005, the Company entered into an employment agreement with Bernard Denoyer, pursuant to which Mr. Denoyer will serve as Vice President-Controller for period of 1 year commencing February 14, 2005. The agreement is automatically renewed for successive 1 year periods until written notice not to renew is delivered by either the Company or Mr. Denoyer. Mr. Denoyer’s salary is $60,000 per year. In connection with the employment agreement, Mr. Denoyer received a grant of 75,000 incentive stock options pursuant to our stock option plan with an exercise price of $2.50 per share. Such options will vest at the rate of 25,000 per year for a period of three years beginning on January 14, 2006.

On July 2, 2004, the Company entered into an employment agreement with Samuil Umansky, Ph.D., pursuant to which Dr. Umansky serves as President and Chief Scientific Officer. Dr. Umansky's employment agreement is for a term of 36 months beginning June 24, 2004 and is automatically renewable for successive one year periods at the end of the term. Dr. Umansky's salary is $175,000 per year and he is eligible to receive a cash bonus of up to 50% of his salary per year. In connection with the employment agreement, Dr. Umansky received a grant of 1,012,500 stock options which vest in annual installments of 253,125, 303,750 and 455,625 and are exercisable at $1.25 per share.

On July 2, 2004, the Company entered into an employment agreement with Hovsep Melkonyan, Ph.D., pursuant to which Dr. Melkonyan serves as Vice President, Research for a term of 36 months beginning June 24, 2004, which is automatically renewable for successive one year periods at the end of the term. Dr. Melkonyan's salary is $135,000 per year and he is eligible to receive a cash bonus of up to 50% of his salary per year. In connection with the employment agreement, Dr. Melkonyan received a grant of 675,000 stock options which vest in annual installments of 168,750, 202,500 and 303,750 and are exercisable at $1.25 per share.

On September 3, 2004, Dr. V. Randy White and the Company entered into a letter agreement. Pursuant to the letter agreement, the Company employed Dr. White as Chief Executive Officer for a period of 3 years commencing September 13, 2004. Dr. White was paid an annual base salary of $215,000. The Company agreed to rent for Dr. White's benefit a studio apartment in New York, New York.

Dr. White was granted an aggregate 1,425,000 incentive stock options pursuant to the Plan with an exercise price of $2.25 per share.

300,000 of such options shall vest on the first anniversary of the date of the Letter Agreement, 350,000 of such options shall vest on the second anniversary of the date of the letter agreement and 400,000 of such options shall vest on the third anniversary of the date of the letter agreement. The remaining 375,000 options shall vest in the event there is a sale of the Company for consideration equal to $15.00 per share or more. On February 23, 2006, Dr. White left the Company to pursue other interests and the letter agreement was terminated.

Consulting Agreements

                On July 2, 2004, the Company entered into a consulting agreement with L. David Tomei, Ph.D., pursuant to which Dr. Tomei agreed to serve as Co-Chairman of the Board. Dr. Tomei's consulting agreement is for a term of 36 months beginning June 24, 2004 and is automatically renewable for successive one year periods at the end of the term. Dr. Tomei's annual consulting fee is $175,000 per year and he is eligible to receive cash bonuses upon the achievement of certain milestones. Dr. Tomei received a grant of 1,012,500 stock options which vest in annual installments of 253,125, 303,750 and 455,625 and are exercisable at $1.25 per share.

Gabriele M. Cerrone, the Company’s Co-Chairman, serves as a consultant to the Company pursuant to an agreement entered into on June 24, 2005. The term of the agreement is for three years with automatic renewal for successive one year periods unless either party gives notice to the other not to renew the agreement. The duties of Mr. Cerrone pursuant to the agreement consist of business development, strategic planning, capital markets and corporate financing consulting advice. Mr. Cerrone’s compensation under the agreement is $16,500 per month. Pursuant to the agreement, in July 2005 the Company paid Mr. Cerrone a $50,000 signing bonus. Mr. Cerrone is eligible each year of the agreement for a cash bonus of up to 15% of his base annual compensation of $198,000. In the event the agreement is terminated without cause or for good reason, Mr. Cerrone will receive a cash payment equal to the aggregate amount of the compensation payments for the then remaining term of the agreement. In addition, in such event, all unvested stock options owned by Mr. Cerrone will immediately vest and the exercise period of such options will be extended to the later of the longest period permitted by the stock option plans or ten years following termination. In the event a change of control of our company occurs, Mr. Cerrone shall be entitled to such compensation upon the subsequent termination of the agreement within two years of the change in control unless such termination is the result of Mr. Cerrone's death, disability or retirement or Mr. Cerrone’s termination for cause.

Stock Option Plan

The following table summarizes information about the Company’s equity compensation plans as of January 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	5,000,000	$1.50	0	(1)

Equity Compensation Plans Not Approved by Stockholders	1,956,341	$2.71	n/a

Total	6,956,341	$1.84

(1) Management has proposed to amend the Plan to increase the number of shares reserved for issuance under the Plan from 5,000,000 to 12,000,000. See Proposal No. 2.

The Xenomics, Inc. 2004 Stock Option Plan, as amended (the “Plan”) authorizes the grant of stock options to directors, eligible employees, including executive officers and consultants. The value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the value of its common stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers and other employees. The Company approves the granting of options in order to motivate these employees to maximize stockholder value. Generally, vesting for options granted under the Plan is determined at the time of grant, and options expire after a 10-year period. Options are granted at an excise price not less than the fair market value at the date of grant. As a result of this policy, directors, executives, employees and consultants are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market. Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, the Company evaluates each executive's total equity compensation package. The Company generally reviews the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. The Company considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of our stockholders. The options that are granted under the Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

On May 24, 2005, the Compensation Committee in recognition of the substantial time and effort to the Company’s affairs during the past year by each of Gabriele M. Cerrone, Co-Chairman, L. David Tomei, Co-Chairman and President of SpaXen Italia, srl, our joint venture with the Spallanzani National Institute for Infectious Diseases in Rome, Italy, Samuil Umansky, President and Hovsep Melkonyan, Vice President, Research, accelerated the vesting of outstanding stock options dated June 24, 2004 previously granted to each such officer in the amounts of 1,050,000, 1,012,500, 1,012,500 and 675,000, respectively, so that such options vest as of May 24, 2005.

In addition, the Compensation Committee granted additional nonqualified stock options to Messrs. Cerrone, Tomei, Umansky and Melknoyan in the amounts of 240,000, 255,000, 225,000 and 75,000, respectively, pursuant to the Plan, subject to stockholder approval of an increase in the number of shares of common stock issuable under the Plan, as an additional incentive to perform in the future on behalf of our company and its stockholders. Such options are exercisable at $2.50 per share with 33-1/3% of the options granted to each officer vesting on each of the first three anniversaries of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Gabriel M. Cerrone, who became Co-Chairman of the board in July 2005, is the managing partner and owns 1% of Panetta Partners, Ltd., a Colorado limited partnership. Panetta Partners acquired the equivalent of 222,000,000 shares of the Company’s Common Stock for $386,400 in February 2004, which then constituted 97% of the outstanding Common Stock. As part of the acquisition of Xenomics and the completion of the private placement in July 2004, the Company redeemed 1,971,734 pre-split shares (the equivalent of 218,862,474 post-split shares) from Panetta Partners for $500,000 of cash which resulted a gain of $113,600 to Panetta Partners , prior to the deduction of legal, accounting, travel and patent research expenses incurred by Panetta Partners during the period from February to July 2004. The principal purpose of the redemption was to lower the relative percentage of shares owned by Panetta Partners compared to non-affiliates, which facilitated the private placement and acquisition of Xenomics Sub from non-affiliates. None of the Company’s officers or directors, other than Mr. Cerrone, and Christoph Bruening (who served as the Company’s sole officer and director from February 2004 to July 2004) were our affiliates prior to the acquisition of Xenomics. Panetta Partners would have owned approximately 94% of the outstanding Common Stock immediately after the acquisition of Xenomics rather than 15% if the Company had not redeemed shares of its Common Stock simultaneously with the private placement and the acquisition. The $500,000 redemption price was determined by negotiation between Panetta Partners, and the former holders of Xenomics Sub based on factors such as the acquisition price, the price of the shares expected to be sold in the private placement and what number of shares should be held by unaffiliated holders after the closing of the acquisition of Xenomics Sub.

On May 24, 2005, the Compensation Committee in recognition of the substantial time and effort to the Company’s affairs during the past year by each of Gabriele M. Cerrone, Co-Chairman, L. David Tomei, Co-Chairman and President of SpaXen Italia, srl, the Company’s joint venture with the Spallanzani National Institute for Infectious Diseases in Rome, Italy, Samuil Umansky, President and Hovsep Melkonyan, Vice President, Research, accelerated the vesting of outstanding stock options dated June 24, 2004 previously granted to each such officer in the amounts of 1,050,000, 1,012,500, 1,012,500 and 675,000, respectively, so that such options vest as of May 24, 2005.

In addition, the Compensation Committee granted additional nonqualified stock options to Messrs. Cerrone, Tomei, Umansky and Melkonyan in the amounts of 240,000, 255,000, 225,000 and 75,000, respectively, pursuant to the Plan, subject to stockholder approval of an increase in the number of shares of common stock issuable under the Plan, as an additional incentive to perform in the future on behalf of our company and its stockholders. Such options are exercisable at $2.50 per share with 33-1/3% of the options granted to each officer vesting on each of the first three anniversaries of the date of grant.

The Company completed the acquisition of Xenomics Sub on July 2, 2004 by issuing 2,258,001 shares of its common stock to Xenomics Subs’ five shareholders in exchange for all outstanding shares of Xenomics Sub stock (the "Exchange").  The Exchange was made according to the terms of a Securities Exchange Agreement dated May 18, 2004. As part of the Exchange, the Company:

•	amended its articles of incorporation to change its corporate name to "Xenomics, Inc." and to split its stock outstanding prior to the redemption 111 for 1 (effective July 26, 2004).

•	redeemed 1,971,734 pre-split shares (the equivalent of 218,862,474 post-split shares) from Panetta Partners Ltd., a principal shareholder at the time, for $500,000 or $0.0023 per share.

•	entered into employment agreements with two of the former Xenomics Sub shareholders and a consulting agreement with one of the former Xenomics Sub shareholders.

•	entered into a Voting Agreement with certain investors, the former Xenomics Sub shareholders and certain principal shareholders.

•
entered into a Technology Acquisition Agreement with the former Xenomics Sub shareholders under which the Company granted an option to the former Xenomics Sub holders to acquire Xenomics Sub technology if the Company fails to apply at least 50% of the net proceeds of financing it raises to the development of Xenomics Sub technology during the period ending July 1, 2006 in exchange for all of the Company’s shares and share equivalents held by the former Xenomics Sub holders at the time such option is exercised.

The Company sold 100,000 of the 2,645,210 shares sold in the June 2004 private placement to Christoph Bruening, a director of the Company.

On April 12, 2004, the founders of Xenomics Sub consisting of Messrs. Tomei, Umansky and Melkonyan contributed $1,655,028 in deferred compensation to Xenomics Sub stockholders’ equity.

On February 24, 2004, Jeannine Karklins, the Company’s former President, Treasurer, Secretary, principal shareholder and control person entered into a Capital Stock Purchase Agreement with Panetta Partners, a limited partnership affiliated with the Company’s current Co-Chairman, Gabriele M. Cerrone, pursuant to which Panetta purchased an aggregate 2,000,000 restricted shares of common stock from Ms. Karklins for $386,400 which represented approximately 97% of the Company’s outstanding shares of common stock at the time. Pursuant to the agreement, Ms. Karklins resigned as an officer and director of the Company.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy and will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports and Form 10-KSB.

Additional copies of Xenomics’ Annual Report and Form 10-KSB/A for the fiscal year ended January 31, 2005 may be obtained without charge by writing to the Secretary, Xenomics, Inc., 420 Lexington Avenue, Suite 1701, New York, New York 10170.

Stockholders Proposals for the 2006 Annual Meeting.

Stockholders who wish to submit proposals pursuant to Rule 14a-8 of the 1934 Act for inclusion in the Proxy Statement for the Company's 2006 Annual Meeting of Stockholders must submit the same to the Secretary, at the Company's principal executive office at 420 Lexington Avenue, Suite 1701, New York, New York 10170, no later than June 15, 2006.

Proxy Solicitation Costs.

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

THE BOARD OF DIRECTORS

New York, New York
February 28, 2006

Appendix A

XENOMICS, INC.

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee appointed by the Board of Directors of Xenomics, Inc., a Florida corporation (the “Corporation”) of members of the Board of Directors all of which shall be independent non-employee directors to be known as the audit committee (the “Committee”). The number of Committee members shall be as determined by the Board of Directors consistent with the Corporation’s certificate of incorporation and by-laws as the same may be amended from time to time. The Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall be a “financial expert” as defined by the Securities and Exchange Commission in its rules. The Committee Chair and members shall be designated annually by a majority of the full Board, and may be removed, at any time, with or without cause, by a majority of the full Board. Vacancies shall be filled by a majority of the full Board.

Statement of Purpose

The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Corporation, the quality and integrity of the financial reports of the Corporation and the Corporation’s compliance with legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management to the Corporation.

Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee will:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system and complaints or concerns relating thereto.

•
To recommend, for shareholder approval, the independent auditor to examine the Corporation’s accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Corporation by the Corporation’s independent auditor.

•
Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•
Obtain and review at least annually, a formal written report from the independent auditor setting forth its internal quality-control procedures; material issues raised in the prior five years by its internal quality-control reviews and their resolution. The Committee will review at least annually all relationships between the independent auditor and the Corporation.

•
Ensure that the lead audit partner assigned by the independent auditor as well as the audit partner responsible for reviewing the audit of the corporation’s financial statements shall be changed at least every five years.

•	Review and appraise the audit efforts of independent auditors of the Corporation and, where appropriate, recommend the replacement of the independent accountants.

•	Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent auditors or management.

•
Establish regular and separate systems of reporting to the Committee by management and the independent auditors regarding any significant judgements made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments and additional items as required under the Sarbanes-Oxley Act including critical accounting policies.

•
Review with the independent auditors and financial accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to assess and manage financial risk exposure and to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

•
Review and approve the internal corporate audit staff functions, including (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; (iii) concurrence in the appointment, compensation and rotation of the internal audit management function; and (iv) results of internal audits.

•
Review the financial statements contained in the annual report and quarterly report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Prepare and publish an annual Committee report in the proxy statement of the Corporation.

•
Review with management of the Corporation any financial information, earnings press releases and earnings guidance filed with the Securities and Exchange Commission or disseminated to the public, including any certification, report, opinion or review rendered by the independent auditors.

•
Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•
Establish procedures for receiving and treating complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the board of directors.

•	Review matters relating to waivers of the Corporation’s codes of conduct and conflict of interest matters.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside advisors for this purpose if, in its judgment, that is appropriate.

Committee Performance Evaluation

The Committee shall annually conduct an evaluation of its performance in fulfilling its responsibilities and meeting its goals, as outlined above.

Meetings

A majority of Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is attained, shall be the act of the Committee. The Committee may delegate matters within its responsibility to subcommittees composed of certain of its members. The Committee shall meet in executive session without the presence of any members of management as often as it deems appropriate. The Committee shall meet as required, keep a record of its proceedings, if appropriate or needed, and report thereon from time to time to the Board of Directors.

Appendix B

XENOMICS, INC.
2005 DIRECTORS’ STOCK OPTION PLAN

1. PURPOSE. The purpose of the Xenomics, Inc. 2005 Directors’ Stock Option Plan (the "Plan") is to advance the interests of Xenomics, Inc. (the "Company") by providing non-employee directors of the Company, through the grant of options to purchase shares of Common Stock (as hereinafter defined), with a larger personal and financial interest in the Company's success.

2. ADMINISTRATION. The Plan shall be administered by the Company’s Compensation Committee (the "Committee") consisting of at least two independent members of the Board of Directors of the Company (the "Board"). The Committee shall have full power and authority to interpret the Plan, to establish such rules and regulations as it deems appropriate for the administration of the Plan, and to take such other action as it deems necessary or desirable for the administration of the Plan. The Committee's interpretation and construction of any provision of the Plan or the terms of any Option (as hereinafter defined) shall be conclusive and binding on all parties. So long as the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company will comply with the applicable requirements of Rule 16b-3.

3. PARTICIPANTS. Each director of the Company who is not an employee or consultant of the Company (an "Outside Director") shall be eligible to be granted Options to purchase shares of Common Stock ("Options") under the Plan.

Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Director any right to the continuation of his or her directorship or limit in any way the right of the Company to terminate his or her directorship at any time.

4. THE SHARES. Options may be granted from time to time under the Plan for the purchase, in the aggregate, of not more than 1,000,000 shares of common stock, par value $0.0001 per share, of the Company ("Common Stock") (subject to adjustment pursuant to Section 13). Such shares of Common Stock may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of previously issued shares acquired by the Company and held in its treasury. Any shares of Common Stock which, by reason of the termination or expiration of an Option or otherwise, are no longer subject to purchase pursuant to an Option granted under the Plan may again be subjected to an Option under the Plan.

5. OPTION GRANTS. Options shall be evidenced by Option agreements which shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve.

(a)	As of the effective date of his or her initial appointment or election to the Board (the "Initial Appointment Date"), an Outside Director shall receive a grant of an Option to purchase 60,000 shares of Common Stock (subject to adjustment pursuant to Section 13).

(b)
Upon the date of the Annual Meeting of Stockholders of the Company to be held on April 4, 2006 (the “2005 Annual Meeting”) or any adjournment or adjournments thereof, each Outside Director who has been reelected at the 2005 Annual Meeting and is continuing as a member of the Board as of the completion of the 2005 Annual Meeting shall receive an Option to purchase 12,000 shares of Common Stock (subject to adjustment pursuant to Section 13).

(c)	each year after the 2005 Annual Meeting, upon the date of an Annual Meeting of Stockholders of the Company (an “Annual Meeting”) each Outside Director who has been reelected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting shall receive an Option to purchase 12,000 shares of Common Stock (subject to adjustment pursuant to Section 13); provided, however, that an Outside Director who has been reelected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting but has not been a member of the Board during the entire period between such Annual Meeting and the prior Annual Meeting shall receive an Option to purchase that number of shares equal to the product of (i) 12,000 and (ii) a fraction, where the numerator is the number of days in the 12-month period immediately preceding such Annual Meeting during which such Outside Director was an Outside Director and the denominator is 365.

(d)	each year on and after the 2005 Annual Meeting of Stockholders of the Corporation to be held on April 4, 2006, upon the date of an Annual Meeting, the Board shall have the sole discretion to grant to any Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting and, during the time period between such Annual Meeting and the prior Annual Meeting, who (i) has served on a committee of the Board (but who has not served as the chairman of a Board Committee), including but not limited to, the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee (each, a "Board Committee"), an Option to purchase up to 6,000 shares of Common Stock and (ii) has served as the chairman of a Board Committee, an Option to purchase up to 10,000 shares of Common Stock, subject to adjustment as provided in Section 13.

6. OPTION PRICE. The price (the "Option Price") at which shares of Common Stock may be purchased upon the exercise of an Option granted under the Plan shall be the fair market value of such shares on the date of grant of such Option. As used herein, fair market value shall be the closing price of the Common Stock on the date of determination (if the Common Stock is then traded on a national securities exchange or in the Nasdaq National Market System) or, if not so traded, the average of the closing bid and asked prices thereof on such day or, if the Common Stock is not traded on the date of determination, on the last preceding date on which the Common Stock is traded.

7. TERM AND EXERCISABILITY OF OPTIONS. Options shall be granted for a maximum term of 10 years. Subject to the other provisions of the Plan relating to exercisability of Options, or as otherwise provided by the Committee and evidenced in an Option agreement, the participant shall have the cumulative right as of the first, second, and third anniversaries of the date of grant, to purchase up to one-third, two-thirds, and 100%, respectively, of the Option Shares; provided, however, that in the event of a Change of Control, the participant shall have the cumulative right to purchase up to 100% of the Option Shares. Vesting of an Option will cease on the date of the participant ceasing to be a director of the Company.

A Change of Control means the happening of any of the following:

(a) When any person, as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), or any person, entity or group specifically excluded by the Board, directly or indirectly, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

(b) When Incumbent Directors cease for any reason to constitute at least two-thirds of the Board (where Incumbent Director means any director on the date of adoption of the Plan and any director elected by, or on the recommendation of, or with the approval of, a majority of the directors who then qualified as Incumbent Directors);

(c) The effective date of any merger or consolidation of the Company with another corporation where (i) the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; provided, however, that, in each of the cases set forth above in clauses (c)(i) or (c)(ii), no Change of Control shall be deemed to take place if the transaction was approved by the Board of Directors, the majority of the members of which were in place prior to the commencement of such sale, merger or consolidation; or

(d) The date of approval by the shareholders of the Company of the liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

8. TERMINATION OF DIRECTORSHIP. Except as otherwise provided in this Section 8, or as otherwise provided by the Committee and evidenced in an Option agreement, no person may exercise a vested Option more than three months after the first date on which he or she ceases to be a director of the Company. If a participant ceases to be a director of the Company by reason of death or disability, any vested Options held by him or her may be exercised within 12 months after the date he or she ceases to be a director of the Company. In no event may an Option be exercised after the expiration of the term of such Option.

9. PAYMENT. Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an Option granted under the Plan shall be made at the time of such exercise. The Option Price may be paid in cash, in shares of Common Stock valued at their fair market value on the date of exercise or with any other form of compensation permissible for such purposes under Delaware law, as determined by the Committee in its judgment. Alternatively, an Option may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and such other documents as the Committee may determine.

No shares of Common Stock shall be issued or transferred to a participant until full payment therefor has been made, and a participant shall have none of the rights of a stockholder until shares are issued or transferred to him or her.

10. NONTRANSFERABILITY. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and, during a participant's lifetime, shall be exercisable only by him or her. Notwithstanding the foregoing, a participant may transfer any Option granted under the Plan to the participant's spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, if the agreement evidencing such Option so provides and the participant does not receive any consideration for the transfer. Any Option so transferred shall continue to be subject to the same terms and conditions that applied to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferable by the transferee during the transferee's lifetime).

11. ISSUANCE OF SHARES. If a participant so requests, shares purchased upon the exercise of an Option may be issued or transferred in the name of the participant and another person jointly with the right of survivorship.

12. STATUS OF OPTIONS. Options granted under the Plan are nonqualified options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

13. CHANGES IN CAPITAL STRUCTURE, ETC. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, or other similar transaction or event affecting the Common Stock, the Committee is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding awards, and in the award limits under the Plan (or to make provision for cash payment to the holder of an Option). Outstanding Options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. Fractional shares resulting from any adjustment in Options pursuant to this Section 13 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

14. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on the date of its adoption by the Board or a duly authorized committee thereof, subject to the approval of the Plan by the Company’s stockholders at the 2005 Annual Meeting. The Plan shall terminate 10 years from the date of its adoption or such earlier date as the Board or such committee may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

15. AMENDMENT. The Board or a duly authorized committee thereof may amend the Plan in any respect from time to time; provided, however, that no amendment shall become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, as amended, or any other rule or regulation. No amendment may, without the consent of a participant, impair his or her rights under any Option previously granted under the Plan.

The Board or a duly authorized committee thereof shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any corporation into the Company, to amend all outstanding Options to terminate such Options as of such effectiveness. If the Board shall exercise such power, all Options then outstanding shall be deemed to terminate upon such effectiveness.

16. LEGAL AND REGULATORY REQUIREMENTS. No Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require consents and releases of taxing authorities that it may deem advisable.

PROXY CARD

XENOMICS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 4, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Gabriele M. Cerrone and L. David Tomei, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Xenomics, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on April 4, 2006 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Xenomics, Inc. to be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017, on April 4, 2006, beginning at 11:00 a.m. Eastern Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-3

1.	Election of Directors	FOR	WITHOLD
Nominees
	01 - Gabriele M. Cerrone	☐	☐
	02 - L. David Tomei, Ph.D.	☐	☐
	03 - Samuel Umansky, M.D., Ph.D.	☐	☐
	04 - John P. Brancaccio	☐	☐
	05 - Donald H. Picker, Ph.D.	☐	☐

2.
Proposal to amend the Xenomics, Inc. 2004 Stock Option Plan (the “Plan”) increasing the number of shares of common stock of the Company which are reserved for issuance under the Plan from 5,000,000 to 12,000,000
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve Xenomics, Inc. 2005 Directors Stock Option Plan	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 2006 Signature __________________________________________ Name (printed) ______________________________________ Title ______________________________________________

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.             VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at
1-866-626-4508 on a touch-tone telephone

 OR

2.            VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

3.            VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.